UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 26, 2022

Deciphera Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38219	30-1003521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Smith Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (781) 209-6400

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 Par Value	DCPH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On April 26, 2022, Deciphera Pharmaceuticals, Inc. (“the Company”) disclosed that it had a preliminary unaudited amount of net product revenue of $29.2 million for the three months ended March 31, 2022, including $23.4 million in U.S. QINLOCK® (ripretinib) net product revenue, $5.4 million in international QINLOCK net product revenue, and $0.4 million of collaboration revenue. The Company also disclosed that it had a preliminary unaudited amount of cash, cash equivalents, and marketable securities of $275.4 million as of March 31, 2022, which is expected to fund the operating and capital expenditure plans into 2024. These amounts are preliminary and are subject to completion of financial closing procedures. As a result, these amounts may differ materially from the amounts that will be reflected in the Company’s consolidated financial statements for the three months ended March 31, 2022.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The information in Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

On April 26, 2022, the Company delivered written notice to Jefferies LLC (“Jefferies”) that it was suspending and terminating the prospectus related to the Company’s common stock, $0.01 par value per share (the “ATM Prospectus”) issuable pursuant to the terms of the Open Market Sale AgreementSM, dated August 4, 2020 (the “Open Market Sales Agreement”), by and between the Company and Jefferies. The Company will not make any sales of its securities pursuant to the Open Market Sales Agreement, unless and until a new prospectus, prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Open Market Sales Agreement remains in full force and effect.

A copy of the Open Market Sales Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Company’s preliminary unaudited net product revenue for the three months ended March 31, 2022 and preliminary unaudited cash, cash equivalents, and marketable securities for the three months ended March 31, 2022. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it, and are subject to risks and uncertainties. Such risks and uncertainties may cause actual results to differ materially from the expectations set forth in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to preliminary financial results, including the risks that the preliminary financial results reported herein reflect information available to the Company only at this time and may differ from actual results, including in connection with the Company’s completion of financial closing procedures, as well as other risks detailed in the Company’s recent filings on Forms 10-K and 10-Q with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2022	DECIPHERA PHARMACEUTICALS, INC.

	By:	/s/ Steven L. Hoerter
	Name:	Steven L. Hoerter
	Title:	President and Chief Executive Officer